Exhibit 99.1

Immune Pharmaceuticals secures funding of up to $21.5 Million from institutional Investors

Up to $9.5 Million in Debt Financing and $12 Million in Equity Financing

Company to Advance its Immuno-Dermatology and Inflammatory Bowel Disease Product Candidates

Lead Compound Bertilimumab, First-in-Class Autoimmune Therapy, a Priority

July 29, 2015, New York, New York – Immune Pharmaceuticals Inc. (NASDAQ: IMNP) announced today that it has secured financings of up to $21.5 million through two financing agreements. The first, with Hercules Technology Growth Capital, Inc. (NYSE: HTGC) ("Hercules"), for a term loan of up to $9.5 million. The second agreement, with mutual fund Discover Growth Fund (“Discover”), for the sale to Discover of newly created Series D Redeemable Convertible Preferred Stock (“Preferred Stock”) for up to $12 million in gross proceeds to the company.

Immune received $13.5 million in gross proceeds: $9.0 million from Discover and $4.5 million from Hercules, following the execution of the two agreements. Immune expects to receive an additional $3.0 million from Discover upon an effective “resale” registration statement for the securities sold and stockholders approval in accordance with the NASDAQ rules (stockholders of the company, representing close to 50% of the voting power as of July 28, 2015, have already agreed to vote in favor of such proposal). Immune also has the option to draw down additional capital under the term loan with Hercules of up to $5.0 million prior to June 15, 2016, subject to certain clinical milestones and other conditions.

“We believe bertilimumab is a promising first-in-class clinical asset with the potential to address unmet medical needs for several inflammatory and auto-immune conditions,” said Himani Bhalla, Principal at Hercules. “Hercules’ track record of investing in numerous biotechnology companies focused on antibody therapeutics provides us with an insight into the potential of the Immune pipeline," she added.

The Preferred Stock issued to Discover is convertible at a fixed price of $2.50 per share and has a six and a half year maturity term, at which time it will convert automatically into common stock at $2.50 per share. The preferred stock bears an accrued annual dividend rate of 8.0%, which may range from 0% to 15%, based on certain adjustments and conditions. The dividend is payable in cash or common stock at the sole discretion of Immune.

“These financing agreements offer a vote of confidence from two institutional investors, Hercules and Discover, in support of clinical development for our drug candidate, bertilimumab, in bullous pemphigoid and ulcerative colitis”, said Dr. Daniel Teper, Chief Executive Officer, Immune. “With this financing, we intend to pursue a three-fold approach to advance our pipeline in addition to the two key indications described: explore additional indications for bertilimumab, bring the topical nano-formulated cyclosporine program into clinical trials in atopic dermatitis and psoriasis, and advance our lead nanomAb candidate to Phase I in oncology,"

"This financing extends our working capital for the next eighteen to twenty four months. It strengthens our balance sheet in support of growth-oriented research and development activities consistent with our long-range business plan. In addition, this financing strengthens our ability to maximize the value of the AmiKet™ asset in our on-going partnering discussions", added Gad Berdugo, Executive Vice President and Chief Financial Officer of Immune.

Further information with respect to the definitive agreements with Hercules and Discover is contained in a Current Report on Form 8-K which will be filed by Immune Pharmaceuticals with the Securities and Exchange Commission.

Immune’s senior management will provide additional information on the financing, progress of its clinical trials and partnering activities, following the release of its second quarter financial report, in a conference call on Monday August 17th, 2015.

Roth Capital Partners and Chardan Capital Markets acted as co-lead placement agents on the Discover transaction. TriPoint Global Equities acted as sole placement agent on the Hercules transaction.

444 shares of Preferred Stock described above, and the shares of common stock issuable upon conversion of the Preferred Stock and any dividends payable thereof, were offered by the company pursuant to a prospectus supplement to the company's “shelf” registration statement on Form S-3 (File No. 333-198647), which became effective on October 28, 2014. 503 of the shares of Preferred Stock, and the shares of common stock issuable upon conversion of the Preferred Stock and any dividends payable thereof, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), will be issued in the concurrent private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Preferred Stock was offered only to one institutional accredited investor. Immune has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock issued in the private placement as well as any dividends payable in shares of common stock.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction. Immune has filed a prospectus supplement with the SEC relating to the shares of Preferred Stock, and the shares of common stock issuable upon conversion of the Preferred Stock and any dividends payable thereof, issued in the registered direct offering.

About Immune Pharmaceuticals

Immune Pharmaceuticals Inc. applies a personalized approach to treating and, developing novel, highly-targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. The Company's lead product candidate, bertilimumab, is in clinical development for moderate to severe ulcerative colitis as well as for bullous pemphigoid, an orphan auto-immune dermatological condition. Immune's pipeline also includes NanomAbs®, antibody nanoparticle conjugates, for the targeted delivery of chemotherapeutics, and AmiKet™, a topical neuropathic pain drug candidate.

For more information, visit Immune's website at www.immunepharmaceuticals.com

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life sciences, and energy and renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $5.2 billion to over 320 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

About Discover Growth Fund

Discover Growth Fund is a mutual fund, focused on making equity investments into small-cap and micro-cap public companies that have substantial growth potential. The Fund employs a fundamental equity investment strategy, which is characterized by intensive due diligence, first-hand research and disciplined company evaluation. The portfolio is comprised of smaller capitalization companies that are higher quality, have more effective management, and superior business models likely to produce higher returns for our investors. For more information on Discover Growth Fund visit www.dgfund.com.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.